

<ARTICLE>                                            9
<LEGEND>
     This Schedule  contains summary  financial  information  extracted from the
Company's financial  statements filed as part of its Report on Form 10-Q for the six months  ended June 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000007214
<NAME>                           Aristar



<PERIOD-TYPE>                   6-mos
<FISCAL-YEAR-END>                          Dec-31-1998

<PERIOD-END>                               Jun-30-1998
<CASH>                                          11,403
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                    174,338
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                      2,319,027
<ALLOWANCE>                                   (76,099)
<TOTAL-ASSETS>                               2,526,032
<DEPOSITS>                                     173,066
<SHORT-TERM>                                   314,798
<LIABILITIES-OTHER>                             47,724
<LONG-TERM>                                  1,477,182
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             1
<OTHER-SE>                                     424,679
<TOTAL-LIABILITIES-AND-EQUITY>               2,526,032
<INTEREST-LOAN>                                194,895
<INTEREST-INVEST>                                5,822
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                               200,717
<INTEREST-DEPOSIT>                               4,863
<INTEREST-EXPENSE>                              65,853
<INTEREST-INCOME-NET>                          134,864
<LOAN-LOSSES>                                   36,300
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                 66,852
<INCOME-PRETAX>                                 43,978
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    25,578
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0
<YIELD-ACTUAL>                                    7.94
<LOANS-NON>                                     51,060
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                74,323
<CHARGE-OFFS>                                 (43,659)
<RECOVERIES>                                     8,532
<ALLOWANCE-CLOSE>                               76,099
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                         76,099


     Aristar, Inc. is technically a Commercial and Industrial Company subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the six months ended June 30, 1998 using the Article 9 format.


